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                                                                     EXHIBIT 3.2


                                    BYLAWS

                                      OF

                            FAX INTERNATIONAL, INC.

Article I.  Offices.
---------   -------

     Section 1.  Registered Office.  The registered office of the Corporation
     ---------   -----------------
shall be at The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801.

     Section 2.   Additional Offices.  The Corporation may also have offices at
     ---------    ------------------
such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.


Article II.  Meetings of Stockholders.
----------   ------------------------

     Section 1.  Time and Place.   A meeting of stockholders for any purpose may
     ---------   --------------
be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.  Annual Meeting.  Annual meetings of stockholders, commencing
     ---------   --------------
with the year 1991, shall be held on the second Monday in May if not a legal holiday, or, if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall, from time to time, be designated by the Board of Directors and stated in the notice of the meeting. At such annual meetings, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meetings.

     Section 3.  Notice of Annual Meeting.  Written notice of the annual
     ---------   ------------------------
meeting, stating the place, date, and time thereof, shall be given to each stockholder entitled to vote at such meeting not less than ten (unless a longer period is required by law) nor more than sixty days prior to the meeting.

     Section 4.  Special Meetings.  Special meetings of the stockholders may be
     ---------   ----------------
called for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, by the Chairman of the Board, if any, or the President, and shall be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors or of the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding on a fully converted basis and entitled to vote. Such request shall state the purpose of the proposed meeting.

     Section 5.  Notice of Special Meeting.  Written notice of a special
     ---------   -------------------------
meeting, stating the place, date, and time thereof and the purpose or purposes for which the meeting is called, shall he given to each stockholder entitled to vote at such meeting not less than ten (unless a longer period is required by law) nor more than sixty days prior to the meeting.

     Section 6.  List of Stockholders. The transfer agent or the officer in
     ---------   --------------------
charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each
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stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present in person thereat.

     Section 7.  Presiding Officer and Order of Business.
     ---------   ---------------------------------------
     (a) Meetings of stockholders shall be presided over by the Chairman of the Board. If he is not present or there is none, they shall be presided over by the President, or, if he is not present or there is none, by a Vice President, or, if he is not present or there is none, by a person chosen by the Board of Directors, or, if no such person is present or has been chosen, by a chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if he is not present, an Assistant Secretary, or, if he is not present, a person chosen by the Board of Directors, shall act as Secretary at meetings of stockholders; if no such person is present or has been chosen, the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.

     (b) The following order of business, unless otherwise determined at the meeting, shall be observed as far as practicable and consistent with the purposes of the meeting:

          (1)  Call of the meeting to order.
          (2) Presentation of proof of mailing of the notice of the meeting and, if the meeting is a special meeting, the call thereof.
          (3)  Presentation of proxies.
          (4)  Announcement that a quorum is present.
          (5)  Reading and approval of the minutes of the previous meeting.
          (6)  Reports, if any, of officers.
          (7) Election of directors, if the meeting is an annual meeting or a meeting called for that purpose.
          (8) Consideration of the specific purpose or purposes, other than the election of directors, for which the meeting has been called, if the meeting is a special meeting.
          (9) Transaction of such other business as may properly come before the meeting.
          (10) Adjournment.

     Section 8.  Quorum and Adjournments.  The presence in person or
     ---------   -----------------------
representation by proxy of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote shall be necessary to, and shall constitute a quorum, for, the transaction of business at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, no further notice of the adjourned meeting need be given. Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to

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time for good cause to a date that is not more than thirty days after the date of the original meeting. Further notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

     Section 9.  Voting.
     ---------   ------
     (a) At any meeting of the stockholders, every stockholder having the right to vote shall he entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in his name on the books of the Corporation.

     (b) All elections shall he determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

     Section 10.  Action by Consent.  Any action required or permitted by law or
     ----------   -----------------
the Certificate of Incorporation to be taken at any meeting of stockholders may be taken without a meeting, without prior notice if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy and voted. Such written consent shall be filed with the minutes of the meetings of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall he given to those stockholders who have not consented, in writing thereto.


Article III.  Directors.
------------  ---------

     Section 1.  General Powers, Number, and Tenure.  The business of the
     ---------   ----------------------------------
Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts that are not by law, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or performed by the stockholders. The number of directors shall be determined by the Board of Directors; if no such determination is made, the number of directors shall be one. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until the next annual meeting and until his successor is elected and shall qualify. Directors need not be stockholders.

     Section.2.  Vacancies.  If any vacancies occur in the Board of Directors,
     ---------   ---------
or if any new directorships are created, they may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of stockholders and until his successor is duly elected and shall qualify. If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, at which meeting such vacancies shall be filled.

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     Section 3.  Removal or Resignation.
     ---------   ----------------------
     (a) except as otherwise provided by law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     (b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if any, or the President or Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect on delivery thereof to the Board of Directors or the designated officer. It shall not he necessary for a resignation to be accepted before it becomes effective.

     Section 4.  Place of Meetings.  The Board of Directors may hold meetings,
     ---------   -----------------
both regular and special, either within or without the State of Delaware.

     Section 5.  Annual Meeting.  The annual meeting of each newly elected Board
     ---------   --------------
of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order to constitute the meeting legally, provided a quorum shall be present.

     Section 6.  Regular meetings.  Additional regular meetings of the Board of
     ---------   ----------------
Directors may be held without notice of such time and place as may be determined from time to time by the Board of Directors.

     Section 7.  Special Meetings. Special meetings of the Board of Directors
     ---------   ----------------
may be called by the Chairman of the Board, the President, or by two or more directors an at least two days' notice to each director, if such notice is delivered personally or sent by telegram, or on at least three days' notice if sent by mail. Special meetings shall be called by the Chairman of the Board, President, Secretary, or two or more directors in like manner and on like notice on the written request of one-half or more of the number of directors then in office. Any such notice need not state the purpose or purposes of such meeting, except as provided in Article XI.

     Section 8.  Quorum and Adjournments.  At all meetings of the Board of
     ---------   -----------------------
Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present.

     Section 9.  Compensation.  Directors shall be entitled to such compensation
     ---------   ------------
for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

     Section 10.  Action by Consent.  Any action required or permitted to be
     ----------   -----------------
taken at any meeting of the Board of Directors may be taken without a meeting, and without prior notice, if a written consent to

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such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.

     Section 11.  Meetings by Telephone or Similar Communications Equipment.
     ----------   ----------------------------------------------- ---------
The Board of Directors may participate in a meeting by conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such director at such meeting.


Article IV.  Committees.
----------   ----------

     Section 1.  Executive Committee.  The Board of Directors, by resolution
     ---------   -------------------
adopted by a majority of the whole Board, may appoint an Executive Committee consisting of one or more directors, one of whom shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director or his earlier resignation, unless sooner removed as a member or as a director.

     Section 2.  Powers.  The Executive Committee shall have and may exercise
     ---------   ------
those rights, powers, and authority of the Board of Directors as may from time to time be granted to it by the Board of Directors to the extent permitted by law, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

     Section 3.  Procedure and Meetings.  The Executive Committee shall fix its
     ---------   ----------------------
own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall fix. The Executive Committee shall keep regular minutes of its meetings, which it shall deliver to the Board of Directors from time to time. The Chairman of the Executive Committee or, in his absence, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee; and another member chosen by the Executive Committee shall act as Secretary of the Executive Committee.

     Section 4..  Quorum.  A majority of the Executive Committee shall
     ----------   ------
constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at any meeting at which there is a quorum shall he required for any action of the Executive Committee: provided, however, that when an Executive Committee of one member is authorized under the provisions of Section 1 of this Article, that one member shall constitute a quorum.

     Section 5.  Other Committees.  The Board of Directors, by resolutions
     ---------   ----------------
adopted by a majority of the whole Board, may appoint such other committee or committees as it shall deem advisable and with such rights, power, and authority as it shall prescribe. Each such committee shall consist of one or more directors.

     Section 6.  Committee Changes.  The Board of Directors shall have the power
     ---------   -----------------
at any time to fill vacancies in, to change the membership of, and to discharge any committee.

     Section 7.  Compensation.  Members of any committee shall be entitled to
     ---------   ------------
such compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting. Any committee member receiving compensation

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under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

     Section 8.  Action by Consent.  Any action required or permitted to be
     ---------   -----------------
taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

     Section 9.  Meetings by Telephone or Similar Communications Equipment.  The
     ---------   ---------------------------------------------------------
members of any committee designated by the Board of Directors may participate In a meeting of such committee by conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such committee member at such meeting.


Article V.  Notices.
---------   -------

     Section 1.  Form and Delivery.  Whenever a provision of any law, the
     ---------   -----------------
certificate of Incorporation, or these Bylaws requires that notice be given to any director or stockholder, it shall not be construed to require personal notice unless so specifically provided, but such notice may be given in writing, by mail addressed to the address of the director or stockholder as it appears on the records of the Corporation, with postage prepaid. These notices shall he deemed to be given when they are deposited in the United States mail. Notice to a director may also be given personally or by telephone or by telegram sent to his address as it appears on the records of the Corporation.

     Section 2.  Waiver.  Whenever any notice is required to be given under the
     ---------   ------
provisions of any law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any stockholder who attends a meeting of stockholders in person or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors without protesting at the commencement of the meeting of the lack of notice, shall be conclusively deemed to have waived notice of such meeting.


Article VI.  Officers.
----------   --------

     Section 1.  Designations.  The officers of the corporation shall be chosen
     ---------   ------------
by the Board of Directors. The Board of Directors may choose a Chairman of the Board, a President, a Vice President or Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and/or Assistant Treasurers, and other officers and agents that it shall deem necessary or appropriate. All officers of the Corporation shall exercise the powers and perform the duties that shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws provide otherwise.

     Section 2.  Term of, and Removal From, Office.  At its first regular
     ---------   ---------------------------------
meeting after each annual meeting of stockholders, the Board of Directors shall choose a President, a Secretary, and a Treasurer. It may also choose a Chairman of the Board, a Vice President or Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers, and such other officers and agents as it shall deem necessary or

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appropriate. Each officer of the Corporation shall hold office until his successor is chosen and shall qualify. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Removal from office, however, shall not prejudice the contract rights, if any, of the person removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

     Section 3.  Compensation.  The salaries of all officers of the Corporation
     ---------   ------------
shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.

     Section 4.  The Chairman of the Board.  The Chairman of the Board, if any,
     ---------   -------------------------
shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meetings of stockholders and of the Board of Directors.

     Section 5.  The President.
     ---------   -------------
     (a) The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs, and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     (b) Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority to attend, act, and vote on behalf of the Corporation at any meeting of the security holders of other corporations in which the Corporation may hold securities. At any such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

     Section 6.  The Vice President.  The Vice President, if any, or in the
     ---------   ------------------
event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

     Section 7.  The Secretary.  The Secretary shall attend all meetings of the
     ---------   -------------
Board of Directors and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose. He shall perform like duties for the Executive Committee or other committees, if required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of the Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

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

     Section 8.  The Assistant Secretary.  The Assistant Secretary, if any, or
     ---------   -----------------------
in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time he prescribed by the Board of Directors.

     Section 9.  The Treasurer.  The Treasurer shall have custody of the
     ---------   -------------
corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation in accord with the orders of the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if any, the President, and the Board of Directors, whenever they may require it or at regular meetings of the Board, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     Section 10.  The Assistant Treasurer.  The Assistant Treasurer, if any, or
     ----------   -----------------------
in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the Treasurer or in the event of his disability, perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.


Article VII.  Indemnification.
-----------   ---------------

     Section 7.1.  Right to Indemnification.  Each person who was or is made a
     -----------   ------------------------
party or threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent (or in any other capacity while serving as a director, trustee, officer, employee or agent), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article VII, the "Delaware Law"), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators: provided, however, that, except as provided in section 7.2 hereof with respect
--------  -------
to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if
                                                  --------  -------
the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"),

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

by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

     Section 7.2.  Right of Indemnitee to Bring Suit.  If a claim under Section
     -----------   ---------------------------------
7.1 hereof is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and
(ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expense pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VII or otherwise shall be on the Corporation.

     Section 7.3.  Non-Exclusivity of Rights.  The rights to indemnification and
     -----------   -------------------------
to the Advancement of Expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or thereafter acquire under any statute, the Corporation's Certificate or Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 7.4.  Insurance.  The Corporation may maintain insurance, at its
     -----------   ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VII or under the Delaware Law.

     Section 7.5.  Indemnification of Employees and Agents of the Corporation.
     -----------   ----------------------------------------------------------
The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

Article VIII.  Affiliated Transactions and Interested Directors.
------------   ------------------------------------------------

     Section 1.  Affiliated Transactions.  No contract or transaction between
     ---------   -----------------------
the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his or their votes are counted for such purpose if:

     (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

     (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

     Section 2.  Determining Quorum.  Common or interested directors may be
     ---------   ------------------
counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.


Article IX.  Stock Certificates.
----------   ------------------

     Section 1.  Form and Signatures.
     ---------   -------------------
     (a) Every holder of stock of the Corporation shall be entitled to a certificate stating the number and class, and series, if any, of shares owned by him, signed by the Chairman of the Board, if any, or the President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and bearing the seal of the Corporation. The signatures and the seal may be facsimiles. A certificate may be signed, manually or by facsimile, by a transfer agent or registrar other than the Corporation or its employee. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before the certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     (b) All stock certificates representing shares of capital stock that are subject to restrictions on transfer or to other restrictions may have imprinted thereon any notation to that effect determined by the Board of Directors.

 Section 2.  Registered Stockholders.
 ---------   -----------------------
     (a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions and to vote or consent as such owner, and to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock.

The Corporation shall not be bound to recognize any equitable or legal claim to, or interest in, such shares on the part of any other person.

     (b) If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation, or its transfer agent or registrar, if any, the stockholder shall have the duty to notify the Corporation, or its transfer agent or registrar, if any, in writing of his desire and specify the alternate name or address to be used.

     Section 3.  Record Date.  In order that the Corporation may determine the
     ---------   -----------
stockholders of record who are entitled to receive notice of, or to vote at, any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any lawful action, the Board of Directors may, in advance, fix a date as the record date for any such determination. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to the date of any other action. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting taken pursuant to
Section 8 of Article II; provided, however, that the Board of Directors nay fix a new record date for the adjourned meeting.

     Section 4.  Lost, Stolen, or Destroyed Certificates.  The Board of
     ---------   ---------------------------------------
Directors may direct that a new certificate be issued to replace any certificate theretofore issued by the Corporation that, it is claimed, has teen lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing the issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require, and/or to give the corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen, or destroyed.


Article X.  General Provisions.
---------   ------------------

     Section 1.  Dividends.  Subject to the provisions of law and the
     ---------   ---------
Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any, regular or special meeting, and may be paid in cash, in property, or in shares of the Corporation's capital stock.

     Section 2.  Reserves.  The Board of Directors shall have full power,
     ---------   --------
subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum that may be set aside or reserved over and above the paid-in capital of the Corporation as a reserve for any proper purpose, and may, from time to time, increase, diminish, or vary such amount.

     Section 3.  Fiscal Year.  Except as from time to time otherwise provided by
     ---------   -----------
the Board of Directors, the fiscal year of the Corporation shall end on December 31 in each year.

     Section 4.  Seal.  The corporate seal shall have inscribed thereon the name
     ---------   ----
of the Corporation, the year of its incorporation, and the words "Corporate Seal" and "Delaware".


Article XI.  Amendments.
----------   ----------

     The Board of Directors shall have the power to alter and repeal these Bylaws and to adopt new Bylaws by an affirmative vote of a majority of the whole Board, provided that notice of the proposal to alter or repeal these Bylaws or to adopt new Bylaws must be included in the notice of the meeting of the Board of Directors at which such action takes place.

                            FAX INTERNATIONAL, INC.

                           CONSENT OF SOLE DIRECTOR

                                April 22, 1993


     Pursuant to the provisions of Delaware Corporation Law, Title 8, Section

141 (f) , the undersigned, being the sole director of FAX INTERNATIONAL, INC.

(the "Corporation"), hereby approves and consents to the actions represented by the following resolutions:

     RESOLVED: That Section 4 of Article II of the Bylaws of the Corporation be, and hereby is, amended by adding the phrase "on a fully converted basis" after the phrase "issued and outstanding".

     FURTHER RESOLVED: That Article VII of the Bylaws of the Corporation be, and hereby is, deleted in its entirety, and the following be, and hereby is, in its place:

          "Section 7.1.  Right to Indemnification.  Each person who was or is
           -----------   ------------------------
     made a party or threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustees officer, employee or agent of another corporation or of a partnership, joint venture, trust. or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee") whether the basis of such proceeding is alleged action or failure to act in an official capacity as a directors trustee, officer, employee or agent (or in any other capacity while serving as a director, trustee, officer, employee or agent) , shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article VII, the "Delaware Law"), against all expense, liability and loss (including attorneys, fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection herewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators: provided, however, that, except as provided
                                   --------  -------
     in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) was authorized by the board
     of directors of the Corporation.   The right to indemnification conferred
     in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the
                                                 --------  -------
     Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final Judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

     Section 7.2  Right of Indemnitee to Bring Suit.  If a claim under Section
     -----------  ---------------------------------
7.1 hereof is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Corporation (including it's Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnifIcation of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to Indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expense pursuant to the terms of an Undermaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VII or otherwise shall be on the Corporation.

     Section 7.3.  Non-Exclusivity of Rights.  The rights to indemnification and
     -----------   -------------------------
to the Advancement of Expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or thereafter acquire under any statute, the Corporation's Certificate or Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

       Section 7.4.  Insurance.  The Corporation may maintain insurance, at its
       -----------   ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VII or under the Delaware Law.

     Section 7.5  Indemnification of Employees and Agents of the Corporation.
     -----------  ----------------------------------------------------------
The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation."

     FURTHER RESOLVED: That Section 2 of Article IX of the Bylaws of the Corporation be, and hereby is, deleted in its entirety and the successive section numbers be, and hereby are, adjusted accordingly.

     FURTHER RESOLVED: That the officers of the Corporation, or any of them, be, and hereby are, authorized, empowered and directed to take any and all actions and to execute and deliver any and all documents and instruments in the name and on behalf of the Corporation, and under its corporate seal or otherwise, and to do any and all things they deem necessary or advisable to carry out the intent of the foregoing resolutions.

ACKNOWLEDGEMENT AND CONSENT   :
                              )
                              )
    /s/ Douglas J. Ranalli )  BEING THE SOLE DIRECTOR OF
 -------------------------------
Douglas J. Ranalli            )     FAX INTERNATIONAL, INC.